EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-98094, 33-98114, 333-02808, 333-37201, 333-00890, 333-85561, 333-103611, 333-127362, 333-152744 and 333-177816) of AVX Corporation of our report dated May 21, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Form 10-K.

 /s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia

May 21,  2013

LEGAL01/13179800v2